EXHIBIT A-4

Midstream Consolidated
Balance Sheet
Consolidating
(Unaudited)

At December 31, 2004
	Cleco		Cleco	Cleco			Acadia		Cleco
	Midstream	Cleco	Marketing	Generation	Cleco	CLE Intrastate	Power		Business	Cleco		Cleco
	Resources	Evangeline	& Trading	Services	Energy	Pipeline Co	Holdings	Perryville	Development	Columbian	Eliminations and	Midstream
(Dollars)	LLC	LLC	LLC	LLC	Consolidated	LLC	LLC	Consolidated	LLC	LLC	Reclassifications	Consolidated

Assets
Current assets
Cash and cash equivalents	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accounts receivable — affiliate	244,959	—	5,821	1,245,174	904,265	148,362	3,905,837	—	—	—	(14,309)	6,440,109
Other accounts receivable	172,038	—	—	1,521,251	148,104	—	(1)	—	—	—	(1)	1,841,391
Notes receivable — affiliate	—	—	—	5,679,820	12,949,453	1,094,112	—	—	—	—	(19,722,369)	1,016
Taxes receivable	9,309,716	—	662,235	65,245	668,249	—	—	—	—	—	(8,998,937)	1,706,508
Accumulated deferred federal and state income taxes, net	432,984	—	297,534	248,196	256,372	30,983	—	—	—	—	—	1,266,069
Prepayments	659,583	—	—	51	—	—	—	—	—	—	—	659,634
Other current assets	674	—	—	1,036	4,131	—	—	—	—	—	1	5,842

Total current assets	10,819,954	—	965,590	8,760,773	14,930,574	1,273,457	3,905,836	—	—	—	(28,735,615)	11,920,569
Property, plant and equipment
Property, plant and equipment	1,073,271	—	—	—	—	2,607,208	—	—	—	—	1	3,680,480
Accumulated depreciation	(484,932)	—	—	—	—	(902,362)	—	—	—	—	—	(1,387,294)

Total property, plant and equipment, net	588,339	—	—	—	—	1,704,846	—	—	—	—	1	2,293,186
Equity investment in investee	88,562,814	—	—	—	—	—	256,983,553	—	—	—	(31,299,175)	314,247,192
Other assets
Restricted cash, less current portion	—	—	—	—	9,173	—	—	—	—	—	—	9,173
Other deferred charges	26,019	—	—	15,831	—	—	—	—	—	—	—	41,850

Total other assets	26,019	—	192,823	1,311,485	152,607	327,731	—	—	—	—	(1,959,642)	51,023

Total assets	$99,997,126	$—	$1,158,413	$10,072,258	$15,083,181	$3,306,034	$260,889,389	$—	$—	$—	$(61,994,431)	$328,511,970

At December 31, 2004
	Cleco		Cleco	Cleco			Acadia		Cleco
	Midstream	Cleco	Marketing	Generation	Cleco	CLE Intrastate	Power		Business	Cleco		Cleco
	Resources	Evangeline	& Trading	Services	Energy	Pipeline Co	Holdings	Perryville	Development	Columbian	Eliminations and	Midstream
(Dollars)	LLC	LLC	LLC	LLC	Consolidated	LLC	LLC	Consolidated	LLC	LLC	Reclassifications	Consolidated

Liabilities and shareholders’ equity
Liabilities
Current liabilities
Short-term debt	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Short-term debt - affiliate	780,502	—	20,937	—	—	—	219,350,664	—	—	—	(19,722,368)	200,429,735
Accounts payable	266,835	—	—	244,803	1,025,878	—	—	—	—	—	1	1,537,517
Accrued payroll	21,539	—	—	101,293	42,076	—	—	—	—	—	—	164,908
Accounts payable - affiliate	817,175	—	12,839	6,944,927	1,662,347	19,206	1,196,947	—	—	—	(14,309)	10,639,132
Customer deposits	—	—	—	—	17,500	—	—	—	—	—	—	17,500
Taxes accrued	—	—	—	—	—	162,248	8,836,690	—	—	—	(8,998,938)	—
Other current liabilities	21,262	—	—	68,436	463,960	—	—	—	—	—	1	553,659

Total current liabilities	1,907,313	—	33,776	7,359,459	3,211,761	181,454	229,384,301	—	—	—	(28,735,613)	213,342,451
Deferred credits
Accumulated deferred federal and state income taxes, net	28,474,851	—	—	—	—	—	9,295,124	—	—	—	(1,959,641)	35,810,334
Other deferred credits	38,600,385	—	—	2,232,914	81,951	—	—	—	—	—	(1)	40,915,249

Total deferred credits	67,075,236	—	—	2,232,914	81,951	—	9,295,124	—	—	—	(1,959,642)	76,725,583

Total liabilities	68,982,549	—	33,776	9,592,373	3,293,712	181,454	238,679,425	—	—	—	(30,695,255)	290,068,034

Shareholders’ equity
Members’ equity	31,176,666	—	1,124,637	550,487	11,789,469	3,124,580	22,209,964	—	—	—	(31,299,175)	38,676,628
Accumulated other comprehensive income	(162,089)	—	—	(70,602)	—	—	—	—	—	—	(1)	(232,692)
Treasury stock	—	—	—	—	—	—	—	—	—	—	—	—

Total common shareholders’ equity	31,014,577	—	1,124,637	479,885	11,789,469	3,124,580	22,209,964	—	—	—	(31,299,176)	38,443,936
Total shareholders’ equity	31,014,577	—	1,124,637	479,885	11,789,469	3,124,580	22,209,964	—	—	—	(31,299,176)	38,443,936

Total liabilities and shareholders’ equity	$99,997,126	$—	$1,158,413	$10,072,258	$15,083,181	$3,306,034	$260,889,389	$—	$—	$—	$(61,994,431)	$328,511,970